EPIQ SYSTEMS

Managed technology for the global legal profession

Fourth Quarter 2011 Earnings Conference Call

February 29, 2012

NASDAQ: EPIQ
www.epiqsystems.com

Forward Looking and Cautionary Statements

This presentation contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and include, but are not limited to, any projection or expectation of earnings, revenue or other financial items; the plans, strategies and objectives of management for future operations; factors that may affect our operating results; new products or services; the demand for our products or services; our ability to consummate acquisitions and successfully integrate them into our operations; future capital expenditures; effects of current or future economic conditions or performance; industry trends and other matters that do not relate strictly to historical facts or statements of assumptions underlying any of the foregoing. These forward-looking statements are based on our current expectations which may not prove to be accurate. Forward-looking statements may be identified by terms such as “believe,” “expect,” “anticipate,” “should,” “planned,” “may,” “estimated,” "goal," "objective," ”seeks,” and “potential” and variations of these words and similar expressions or negatives of these words. Because forward-looking statements involve future risks and uncertainties, listed below are a variety of factors that could cause actual results and experience to differ materially from the anticipated results or other expectations expressed in our forward-looking statements. These factors include (1) any material changes in our total number of client engagements and the volume associated with each engagement, (2) any material changes in our clients’ deposit portfolio or the services required or selected by our clients in engagements, (3) material changes in the number of bankruptcy filings, class action filings or mass tort actions each year, or changes in government legislation or court rules affecting these filings, (4) overall strength and stability of general economic conditions, both in the United States and in the global markets, (5) significant changes in the competitive environment, (6) risks associated with handling of confidential data and compliance with information privacy laws, (7) changes in or the effects of pricing structures and arrangements, (8) risks associated with the integration of acquisitions into our existing business operations, (9) risks associated with indebtedness, (10) risks associated with foreign currency fluctuations, (11) risks associated with developing and providing software and internet-based technology solutions to our clients, (12) risks associated with cyber attacks, interruptions or delays in services at data centers, (13) risks of errors or failures of software or services, (14) risks associated with our international operations, (15) risks of litigation against us, and (16) other risks detailed from time to time in our SEC filings, including our most recent annual report on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K. In addition, there may be other factors not included in our SEC filings that may cause actual results to differ materially from any forward-looking statements. We undertake no obligation to update publicly or revise any forward-looking statements contained herein to reflect future events or developments, except as required by law.

Use of non-GAAP Measures

This presentation includes the following non-GAAP financial measures: (i) non-GAAP net income (net income adjusted for amortization of acquisition intangibles, share-based compensation, acquisition-related expense, capitalized loan fee amortization, litigation expense/settlement, non-cash embedded option charges, and the effect of tax adjustments that are outside of Epiq Systems' anticipated effective tax rate, all net of tax), (ii) non-GAAP earnings per share, calculated as non-GAAP net income on a fully diluted per share basis, and (iii) non-GAAP adjusted EBITDA (net income adjusted for depreciation, amortization, share-based compensation, acquisition-related expense, net expenses related to financing, litigation expense/settlement, and provision for income taxes). Income taxes represent a complex element of a company's income statement and effective tax rates can vary widely between different periods. Epiq Systems uses a statutory tax rate of 40%, except for the non-qualified portion of share-based compensation, to reflect income tax adjustments in presentation of its non-GAAP net income and non-GAAP earnings per share. Utilization of a statutory tax rate for presentation of the non-GAAP measures is done to allow a consistent basis for investors to understand financial performance across historical periods and to allow a comparison with other companies, many of whom use similar non-GAAP financial measures to supplement their GAAP results.

Although Epiq Systems reports its results using GAAP, Epiq Systems also uses non-GAAP financial measures when management believes those measures provide useful information for its stockholders. These non-GAAP financial measures are intended to supplement the GAAP financial information by providing additional insight regarding results of operations. Certain items are excluded from these non-GAAP financial measures to provide additional comparability measures from period to period. These non-GAAP financial measures will not be defined in the same manner by all companies and may not be comparable to other companies. These non-GAAP financial measures are reconciled in the accompanying tables to the most directly comparable measures as reported in accordance with GAAP, and should be viewed in addition to, and not in lieu of, such comparable financial measures.

Key Events

- Epiq expanded its extensive proprietary technologies during 2011, providing clients with innovative options to address their business requirements:
    - Launch of Epiq Portal™, an industry-changing, web-based platform giving clients unprecedented real-time visibility into discovery projects with connectors to both Epiq's proprietary products and to third party tools. Key benefits include cost-based reporting and budgeting tools, activity tracking, trend analysis and a project management console.
    - Launch of DocuMatrix Mobile™ (DMX Mobile™), an on-premise, behind-the-firewall version of the company's leading document review software. DMX Mobile™ gives clients a faster, more versatile approach for on-site reviews and provides connectors to multiple third-party technologies.
    - Release of eDataMatrix® version 8, Epiq's proprietary evidence processing software for electronic discovery, featuring an attractive balance of throughput, support for evolving data formats, and economic value.
    - Introduction of DebtorMatrix® Reconciliation, a claim reconciliation workflow tool enabling Chapter 11 debtors and their advisers to reconcile and resolve claims more easily and efficiently.
    - Introduction of DebtorMatrix® Online Claims filing, an online interview-based technology enabling the electronic filing of claims at lower cost to debtors. This includes the electronic filing of claims as well as paper form generation.
    - Release of Banking Portal™, a centralized hub for processing online banking transactions across Epiq's family of Chapter 7 products to facilitate the rapid on boarding of new banks and provide ebanking capabilities.

Key Events (continued)

- Epiq acquired Encore Discovery Solutions on April 4 and De Novo Legal LLC on December 28 for cash paid at closing of $104 million and $68 million, respectively. The De Novo transaction also includes a deferred cash component and an opportunity for contingent consideration based on future revenue growth. Encore and De Novo provide market-proven eDiscovery offerings which strengthen the overall Epiq eDiscovery portfolio of technology solutions.

- In September, the Board of Directors increased the quarterly dividend rate to 5.0 cents per share of outstanding common stock. The new quarterly dividend rate represented a 43% increase from the prior quarterly dividend rate of 3.5 cents per share of outstanding common stock. Dividends were paid each quarter during 2011.

- On April 25, 2011, Epiq's senior credit facility was amended and extended through December 31, 2015, increasing the amount of funds available under the credit facility from $140.0 million to $325.0 million with an accordion feature to increase to $375.0 million to facilitate future business expansion.

Financial Highlights

(In thousands, except per share data)	Q4 2011	Q4 2010	2011	2010
Operating Revenue before Reimbursed Direct Costs	$68,609	$60,446	$261,265	$217,595
Net Income	$1,939	$3,141	$12,080	$13,929
Non-GAAP Net Income (1)	$8,906	$7,964	$31,950	$28,699
Non-GAAP Adjusted EBITDA (2)	$22,650	$19,004	$81,468	$69,145
Non-GAAP Net Income Per Share - Diluted (3)	$0.24	$0.21	$0.87	$0.74

(1) Refer to page 11 for reconciliation.

(2) Refer to page 12 for reconciliation.

(3) Refer to page 13 for calculation.

Selected Balance Sheet Data

(In thousands)	Dec 31, 2011	Dec 31, 2010
Cash and Cash Equivalents	$2,838	$5,439
Trade Receivables, Net	$89,619	$59,940
Property and Equipment, Net	$46,773	$41,258
Goodwill	$402,736	$294,789
Other Intangibles, Net	$88,087	$43,580
Indebtedness	$263,478	$89,805
Equity	$332,919	$328,523

Cash from Operating Activities

(In thousands)	2011	2010
Net Income	$12,080	$13,929
Non-cash Adjustments to Net Income		
Depreciation and Amortization	$44,404	$29,581
Other, Net	$7,425	$8,511
Changes in Operating Assets and Liabilities, Net	($13,226)	($17,584)
Net Cash Provided by Operating Activities	$50,683	$34,437

Operating Revenue by Segment

Operating Revenue Before Reimbursed Direct Costs



Q4 2011
12%
35%
53%
Q4 2010
16%
41%
43%
2011
14%
35%
51%
2010
18%
37%
45%
eDiscovery
Bankruptcy
Settlement Administration

(In thousands)	Q4 2011	Q4 2010	2011	2010
eDiscovery	$36,604	$24,591	$132,918	$81,130
Bankruptcy	$23,823	$26,231	$91,971	$97,219
Settlement Administration	$8,182	$9,624	$36,376	$39,246
Total Operating Revenue before Reimbursed Direct Costs	$68,609	$60,446	$261,265	$217,595

Financial Results by Segment

Non-GAAP Adjusted EBITDA


Q4 2011
6%
41%
53%
Q4 2010
11%
40%
49%
2011
6%
43%
51%
2010
8%
37%
55%
eDiscovery
Bankruptcy
Settlement Administration

(In millions)	eDiscovery		Bankruptcy		Settlement Administration	
	Operating Revenue	Non-GAAP Adj EBITDA	Operating Revenue	Non-GAAP Adj EBITDA	Operating Revenue	Non-GAAP Adj EBITDA
Q4 2011	$36.6	$15.1	$23.8	$11.9	$8.2	$1.8
Q4 2010	$24.6	$10.6	$26.2	$13.0	$9.6	$2.8
2011	$132.9	$56.0	$92.0	$47.4	$36.4	$5.9
2010	$81.1	$35.6	$97.2	$52.5	$39.2	$8.0

Non-GAAP Net Income

(In thousands, except per share data)	Q4 2011	Q4 2010	2011	2010
Net Income	$1,939	$3,141	$12,080	$13,929
Plus (net of tax [1]):				
Amortization of Acquisition Intangibles	$3,130	$2,386	$12,794	$5,524
Share-based Compensation	$1,058	$427	$4,359	$4,791
Acquisition-related Expense [2]	$1,368	$1,459	$1,076	$1,670
Loan Fee Amortization	$113	$73	$410	$257
Litigation Expense/Settlement	$767	$8	$767	$960
Non-cash Embedded Option Charges	-	-	-	($445)
Effective Tax Rate Adjustment [3]	$531	$470	$464	$2,013
Non-GAAP Net Income	$8,906	$7,964	$31,950	$28,699
Non-GAAP Net Income Per Share - Diluted	$0.24	$0.21	$0.87	$0.74

(1) Individual adjustments are calculated using a tax rate of 40% except for the non-qualified portion of share-based compensation.
(2) Acquisition-related expense includes direct acquisition costs and non-cash fair value adjustments for acquisitions related to contingent consideration and carrying value impairment for a non-amortizing intangible asset.
(3) The effective tax rate adjustment reflects a non-GAAP provision for income taxes at a statutory tax rate of 40%.

Non-GAAP Adjusted EBITDA

(In thousands)	Q4 2011	Q4 2010	2011	2010
Net Income	$1,939	$3,141	$12,080	$13,929
Plus:				
Depreciation and Amortization	$11,489	$9,010	$44,404	$29,581
Share-based Compensation	$1,780	$735	$7,369	$6,727
Acquisition-related Expense (1)	$2,279	$2,431	$1,793	$2,781
Expenses Related to Financing, Net	$1,706	$796	$5,716	$1,899
Litigation Expense/Settlement	$1,279	$13	$1,279	$1,587
Provision for Income Taxes	$2,178	$2,878	$8,827	$12,641
Non-GAAP Adjusted EBITDA	$22,650	$19,004	$81,468	$69,145

(1) Acquisition-related expense includes direct acquisition costs and non-cash fair value adjustments for acquisitions related to contingent consideration and carrying value impairment for a non-amortizing intangible asset.

Net Income Per Share Calculation

(In thousands, except per share data)	Q4 2011	Q4 2010	2011	2010
Net Income	$1,939	$3,141	$12,080	$13,929
Interest expense adjustment for convertible debt	-	-	-	$537
Amounts re-allocated to nonvested shares	($23)	($17)	($139)	($86)
Net Income Adjusted For Diluted Calculation	$1,916	$3,124	$11,941	$14,380
Non-GAAP Net Income	$8,906	$7,964	$31,950	$28,699
Interest expense adjustment for convertible debt	-	-	-	$537
Amounts re-allocated to nonvested shares	($23)	($17)	($139)	($86)
Non-GAAP Net Income Adjusted for Diluted Calculation	$8,883	$7,947	$31,811	$29,150
Basic Weighted Average Shares	35,307	36,056	35,186	36,498
Adjustment to reflect share-based awards	1,189	1,129	1,320	1,092
Adjustment to reflect convertible debt shares	-	-	-	1,922
Diluted Weighted Average Shares	36,496	37,185	36,506	39,512
Net Income Per Share – Diluted	$0.05	$0.08	$0.33	$0.36
Non-GAAP Net Income Per Share – Diluted	$0.24	$0.21	$0.87	$0.74

epiq SYSTEMS

Managed technology for the global legal profession

NASDAQ: EPIQ
www.epiqsystems.com